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                                AMENDMENT TO THE
                     COMPUSA INC. DEFERRED COMPENSATION PLAN

WHEREAS, CompUSA Inc. (the "Company") is the employer and sponsor of the CompUSA Inc. Deferred Compensation Plan (the "CompDC Plan"), which is a nonqualified plan maintained for a select group of management and highly compensated employees; and

WHEREAS, the CompSavings Plan Committee, acting on behalf of the Company, is authorized to amend the CompDC Plan from time to time; and

WHEREAS, the CompSavings Plan Committee has authorized an amendment to the CompDC Plan to permit forfeitures from the accounts of terminated participants to be used for the payment of CompDC Plan administrative expenses as more specifically set forth below;

NOW, THEREFORE, the CompDC Plan is amended as follows:

1. The second sentence of Section 6.2.1 of the CompDC Plan regarding forfeitures upon termination of employment is deleted in its entirety and replaced with the following language:

                  FORFEITURES RESULTING FROM THE PLAN SHALL BE USED TO PAY PLAN FEES AND EXPENSES AND TO OFFSET THE AMOUNT OF FUTURE MATCHING CONTRIBUTIONS AND SUPPLEMENTAL MATCHING CONTRIBUTIONS.

2. Section 7.6 regarding administrative expenses is amended and restated in its entirety to read as follows:

                  UNLESS PAID FROM ASSETS HELD IN THE TRUST, ALL EXPENSES INCURRED IN THE ADMINISTRATION OF THE PLAN SHALL BE PAID BY THE EMPLOYERS.

3.       The foregoing amendments shall be effective as of the date hereof.

4. In all other respects, the CompDC Plan remains unamended and in full force and effect.

Date: November 23, 1998          COMPUSA INC.

                                 By: /s/ Mel McCall
                                    -------------------------------------
                                         Mel McCall
                                         Senior Vice President - Human Resources